UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2025

SELECTIS HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

8480 E. Orchard Road, Ste. 4900, Greenwood Village, CO 80111

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 680-0808

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO DEFINITIVE MATERIAL AGREEMENTS

Purchase and Sale Agreements

Effective on February 7, 2025, Selectis Health, a Utah corporation (the “Company”) caused three of the Company’s wholly-owned subsidiaries Global Abbeville Property, LLC, Dodge NH, LLC, and ATL/WARR, LLC, each a Georgia limited liability company (each a “Seller”), to execute and deliver a definitive Purchase and Sale Agreement (“PSA”) with Abbeville Propco Holdco, LLC, a Delaware limited liability company (“Purchaser”) and also caused a fourth subsidiary, Providence HR, LLC, a Georgia limited liability company, to execute and deliver an additional Purchase and Sale Agreement (also a “Seller”) with the Purchaser. Pursuant to both PSAs each Seller agreed to sell substantially all of the real and personal property owned by each, namely the skilled nursing facilities located at (i) 206 Main Street East, Abbeville, Georgia, 31001, upon which is located that certain 101-bed skilled nursing facility commonly known as “Glen Eagle Healthcare & Rehab” (the “Glen Eagle Facility”), (ii) 556 Chester Highway, Eastman, Georgia, 31023, upon which is located that certain 100-bed skilled nursing facility commonly known as “Eastman Healthcare & Rehab” (the “Eastman Facility”), (iii) 60 Providence Street, Sparta, Georgia, 31087, upon which is located that certain 71-bed skilled nursing facility commonly known as “Providence of Sparta Health and Rehabilitation” (the “Sparta Facility”), and (iv) 813 Atlanta Highway, Warrenton, Georgia, 30828, upon which is located that certain 110-bed skilled nursing facility commonly known as “Warrenton Health and Rehabilitation” (the “Warrenton Facility” and together with the Eastman Facility, Glen Eagle Facility, and Sparta Facility, the “Facilities”). A copy of the PSAs are filed herewith as Exhibits 10.1 and 10.2 respectively.

The Sparta Facility was covered under a separate PSA to reflect the Purchaser’s desire and intent to assume the HUD loan secured by the Sparta Facility.

The purchase price to be paid by Purchaser for the four (4) Facilities under the two PSAs is an aggregate of $27.0 million, subject to certain prorations, holdbacks and adjustments customary in transactions of this nature.

Consummation of the PSAs are contingent upon numerous conditions, including, without limitation, satisfactory completion of due diligence and other conditions customary in transaction of this nature. There can be no assurance that the PSAs will be consummated.

Operations Transfer Agreements

The Facilities are operated by separate, wholly-owned subsidiaries of the Company, namely Global Abbeville, LLC, a Georgia limited liability company, Global Eastman, LLC, a Georgia limited liability company, Selectis Sparta, LLC, a Georgia limited liability company, and Selectis Warrenton, LLC, a Georgia limited liability company (collectively, the “Existing Operators”). Concurrently with the execution of the PSA, the Company caused three of the Existing Operators to execute Operations Transfer Agreement (“OTA”) with a new entity affiliated with the Purchaser, Abbeville Opco Holdco LLC, a Delaware limited liability company (the “Abbeville New Operator”) and also cause the Existing Operator Selectis Sparta, LLC to execute an OTA with Sparta Opco Holdcso LLC, a Delaware limited liability company (the “Sparta New Operator”). If consummated, of which there can be no assurance, the OTA will govern the transfer of the skilled nursing operations from the Existing Operators to the New Operators. Copies of the OTAs are filed herewith as Exhibits 10.3 and 10.4 respectively.

Consummation of the OTA’s is contingent upon the consummation of the PSAs as well as other conditions customary in transaction of this nature.

Escrow Agreement

In connection with the PSA, the Company’s three wholly-owned subsidiaries Global Abbeville Property, LLC, Dodge NH, LLC, and ATL/WARR, LLC, each a Georgia limited liability company (each a “Seller”), Abbeville Propco Holdco LLC, a Delaware limited liability company (individually and collectively, “Purchaser”), and Landmark Abstract Agency, LLC (the “Escrow Agent”), entered into an Escrow Agreement dated February 7, 2025 whereby the Purchaser delivered or will deliver to Escrow Agent an initial deposit of Five Hundred Thousand and No/100 Dollars ($500,000.00) (the “Initial Deposit”). The Initial Deposit and any other sums deposited in escrow by Purchaser under the PSA, will be held by the Escrow Agent, together with any interest and dividends earned thereon, if any (the “Escrow Fund”). A copy of the Escrow Agreement is filed herewith as Exhibit 10.5

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

10.1	Purchase and Sale Agreement – Glen Eagle, Eastman and Warrenton Facilities
10.2	Purchase and Sale Agreement – Sparta Facility
10.3	Operations Transfer Agreement -Glen Eagle, Eastman and Warrenton Facilities
10.4	Operations Transfer Agreement – Sparta Facility
10.5	Escrow Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Selectis Health, Inc. (Registrant)

Dated: February 12, 2025	/s/ Adam Desmond
Adam Desmond, Interim CEO